Exhibit 99.1

[The CIT Group, Inc. Logo]

IMMEDIATE RELEASE

             CIT REPORTS 11.3 PERCENT FIRST QUARTER EARNINGS GROWTH
        Reflecting Increased Margins, Broad Based Non-Spread Revenues and
                           Further Leverage Reductions

      NEW YORK, April 26, 2001 --- The CIT Group, Inc. (NYSE: CIT, TSE: CIT.U and Exchangeable Shares: TSE: CGX.U) today announced first quarter 2001 net income of $160.1 million, an increase of 11.3 percent over the same period last year. Earnings per diluted share were $0.61 for the first quarter compared to $0.55 in the first quarter of 2000. CIT's first quarter earnings growth was driven by improved finance margins and stable operating expenses, offset by lower venture capital gains.

      "Our first quarter results reflect CIT's diverse and balanced businesses, which have enabled us to sustain our consistent high quality growth for well over a decade regardless of the economic climate. We are well positioned to capitalize on a wide range of opportunities in the marketplace," said Albert R. Gamper Jr., CIT Chairman, President and CEO. "By creating multiple revenue streams, operating efficiently and maintaining our focus on credit quality, CIT has been successful in increasing earnings."

      "Additionally, we look forward to the second quarter closing of the Tyco transaction. We will bring Tyco a significant financial services platform with the ability to provide comprehensive financing solutions to Tyco's customers, while allowing CIT to continue to build scale in its core franchises. We are very excited to be joining Tyco and look forward to working with Dennis Kozlowski and his team in building Tyco's financial services enterprise."

Financial Highlights:

      Margin. First quarter 2001 net finance margin improved to $404.7 million from $349.1 million in the first quarter of last year. As a percentage of average earning assets, first quarter net finance margin was 3.89 percent, up from 3.58 percent for the first quarter of 2000 reflecting CIT's continued focus on business mix and disciplined pricing and a declining interest rate environment. Improved margin also helped offset a decline in volume, which, excluding factoring, was $5.1 billion for the quarter. First quarter volume was impacted by reduced portfolio acquisition activity during the current year, and de-emphasis of lower margin business as well as some impact from the softer economy.

      Other Revenue. Other revenue for the three months ended March 31, 2001 totaled $211.6 million, compared to $238.2 million for the first quarter of 2000. Gains on venture capital investments were $4.9 million for the first quarter of 2001, down from $37.5 million in 2000, while securitization gains improved to $37.4 million from $19.0 million last year.

      Balance Sheet Leverage. Debt to tangible equity ratio ended the first quarter at 8.41 times, an improvement from 8.78 times at year end 2000. Similarly, the ratio of tangible stockholders' equity to managed assets improved to 8.23 percent from 7.82 percent at December 31, 2000. These improvements represent continued progress toward CIT's balance sheet targets.

      Credit Quality. At March 31, 2001, total past dues as a percentage of finance receivables were 3.25 percent, up from 2.98 percent at year end 2000 due to the softer economic environment. First quarter net charge-offs were $66.7 million, 0.80 percent of average finance receivables, up from $53.0 million, or
0.67 percent, in the first quarter 2000. Commercial net charge-offs for the first quarter were $51.6 million, 0.71 percent, compared to $38.1 million, 0.55 percent, last year, while consumer net charge-offs were $15.1 million, 1.42 percent, compared to $14.9 million, 1.48 percent, for first quarter 2000.

      Adoption of New Derivative Accounting Standard. During the quarter, the new derivative accounting standard was adopted, with a $0.8 million non-cash reduction in net income. CIT's hedging strategies are principally designed to convert floating interest rate debt into fixed rate instruments to match fund fixed rate receivables. Accordingly, pursuant to this new accounting standard, an unrealized mark to market loss was included in accumulated other comprehensive (loss) income at March 31, 2001.

Tyco Acquisition of CIT

      During the first quarter, Tyco International Ltd. (NYSE:TYC, BSX:TYC, LSE:TYI), a diversified manufacturing and service company, announced that it would acquire CIT in a tax-free, stock-for-stock exchange. A registration statement with respect to the acquisition has been filed by Tyco with the Securities and Exchange Commission and declared effective. A special meeting of CIT shareholders with respect to the acquisition has been scheduled for May 23, 2001, with an expected date of closing of June 1, 2001. Once completed, CIT will continue to file with the SEC relating to its public debt.

Earnings Conference Call and Web Cast

      CIT is hosting a conference call and simultaneous Web cast with visuals on April 26, 2001 at 11:00 a.m. EDT to discuss its first quarter financial results. Both the call and Web cast are open to the general public. The conference call is available at the following numbers:

      o  United States: (800) 810-0924               Passcode: 454217
      o  International: (913) 981-4900               Passcode: 454217

      Interested parties may also access the live call on the Internet at http://www.cit.com Please go to the Web site at least 15 minutes before the broadcast to register, download and install any necessary software. A replay of the call can be accessed 90 minutes after the call on the Internet via http://www.cit.com or by calling in the U.S. (800) 810-0924 or internationally
(913) 981-4900 using the passcode 454217 (available until midnight, April 30,
2001).

Forward-Looking Statements

      Certain statements contained in this document are forward-looking statements concerning our future earnings, financial condition and operations. These statements involve risks and uncertainties that may be difficult to predict. Forward-looking statements are based upon management's estimates of future economic conditions, fair values and future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements, due to various risks and uncertainties identified more fully in our 2000 Form 10-K.

About CIT:

      CIT is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the Web site at http://www.cit.com

Investor Relations Contacts                        Media Contacts

James J. Egan, Jr.                                 Sammie Becker
CIT                                                Stanton Crenshaw
(973) 535-5911                                     (212) 780-1900, Ext. 506
jim.egan@cit.com                                   sbecker@stanton-crenshaw.com
      or                                                       or

Yvette K. Rudich                                   Joseph LoBello
CIT                                                Stanton Crenshaw
(973) 597-2095                                     (212) 780-1900, ext. 535
yvette.rudich@cit.com                              jlobello@stanton-crenshaw.com

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                 (dollars in millions, except per share amounts)

                                                                For the Quarters Ended March 31,
                                                                     2001            2000
                                                                  ---------       ---------
Finance income                                                    $ 1,376.8       $ 1,228.8
Interest expense                                                      625.7           571.9
                                                                  ---------       ---------
   Net finance income                                                 751.1           656.9
Depreciation on operating lease equipment                             346.4           307.8
                                                                  ---------       ---------
   Net finance margin                                                 404.7           349.1
Other revenue                                                         211.6           238.2
                                                                  ---------       ---------
   Operating revenue                                                  616.3           587.3
                                                                  ---------       ---------

Salaries and general operating expenses                               263.5           268.2
Provision for credit losses                                            68.3            61.6
Goodwill amortization                                                  22.5            20.5
Minority interest in subsidiary trust holding solely
   debentures of the Company                                            4.8             4.8
                                                                  ---------       ---------
   Operating expenses                                                 359.1           355.1
                                                                  ---------       ---------
   Income before provision for income taxes                           257.2           232.2
Provision for income taxes                                             97.1            88.3
                                                                  ---------       ---------
   Net income                                                     $   160.1       $   143.9
                                                                  =========       =========

Basic net income per share                                        $    0.61       $    0.55
   Weighted average shares outstanding                                260.6           262.9
Diluted net income per share                                      $    0.61       $    0.55
   Weighted average shares outstanding                                264.3           263.6

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                        March 31,   December 31,
                                                          2001          2000
                                                        ---------   ------------

Assets
Financing and leasing assets:
   Loans and leases:
     Commercial                                         $29,102.2    $29,304.0
     Consumer                                             4,198.5      4,193.5
                                                        ---------    ---------
   Finance receivables                                   33,300.7     33,497.5
   Reserve for credit losses                               (462.0)      (468.5)
                                                        ---------    ---------
   Net finance receivables                               32,838.7     33,029.0
   Operating lease equipment, net                         7,186.7      7,190.6
   Finance receivables held for sale                      2,624.8      2,698.4
Cash and cash equivalents                                   740.0        812.1
Goodwill                                                  1,942.1      1,964.6
Other assets                                              3,053.1      2,995.1
                                                        ---------    ---------
Total assets                                            $48,385.4    $48,689.8
                                                        =========    =========

Liabilities and Stockholders' Equity

Debt
   Commercial paper                                     $ 9,662.9    $ 9,063.5
   Variable rate senior notes                            10,798.3     11,130.5
   Fixed rate senior notes                               17,157.0     17,571.1
   Subordinated fixed rate notes                            100.0        200.0
                                                        ---------    ---------
Total debt                                               37,718.2     37,965.1
Credit balances of factoring clients                      2,131.4      2,179.9
Accrued liabilities and payables                          1,691.4      1,640.8
Deferred federal income taxes                               623.8        646.8
                                                        ---------    ---------
Total liabilities                                        42,164.8     42,432.6
Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust holding
   solely debentures of the Company                         250.0        250.0
Stockholders' equity
   Common stock                                               2.7          2.7
   Paid-in capital                                        3,535.9      3,527.2
   Retained earnings                                      2,736.9      2,603.3
   Treasury stock at cost                                  (133.1)      (137.7)
                                                        ---------    ---------
                                                          6,142.4      5,995.5
   Accumulated other comprehensive (loss) income           (171.8)        11.7
                                                        ---------    ---------
Total stockholders' equity                                5,970.6      6,007.2
                                                        ---------    ---------
Total liabilities and stockholders' equity              $48,385.4    $48,689.8
                                                        =========    =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (dollars in millions)

MANAGED ASSETS BY STRATEGIC BUSINESS UNIT


                                                                                      At March 31,   At December 31,    At March 31,
                                                                                         2001             2000              2000
                                                                                      ------------   ---------------    ------------
Equipment Financing:
  Finance receivables (1)                                                              $10,396.9        $12,153.7        $11,081.1
  Operating lease equipment, net (1)                                                     1,520.8          2,280.7          1,170.9
                                                                                       ---------        ---------        ---------
   Total                                                                                11,917.7         14,434.4         12,252.0
                                                                                       ---------        ---------        ---------
Capital Finance:
  Finance receivables                                                                    1,722.9          1,863.1          1,638.3
  Operating lease equipment, net                                                         3,632.1          3,594.6          3,187.0
  Liquidating portfolio (2)                                                                171.7            185.9            259.7
                                                                                       ---------        ---------        ---------
   Total                                                                                 5,526.7          5,643.6          5,085.0
                                                                                       ---------        ---------        ---------
   Total Equipment Financing and Leasing Segment                                        17,444.4         20,078.0         17,337.0
                                                                                       ---------        ---------        ---------
Vendor Technology Finance:
  Finance receivables (1)                                                                6,910.4          6,864.5          8,568.6
  Operating lease equipment, net (1)                                                     1,849.0          1,256.5          2,091.0
                                                                                       ---------        ---------        ---------
   Total Vendor Technology Finance Segment                                               8,759.4          8,121.0         10,659.6
                                                                                       ---------        ---------        ---------
Commercial Services                                                                      4,434.3          4,277.9          4,482.0
Business Credit                                                                          3,561.0          3,415.8          3,103.8
                                                                                       ---------        ---------        ---------
   Total Commercial Finance Segment                                                      7,995.3          7,693.7          7,585.8
                                                                                       ---------        ---------        ---------
Structured Finance:
  Finance receivables                                                                    2,507.0          2,347.3          2,014.4
  Operating lease equipment, net                                                            54.9             58.8             28.8
  Equity Investments                                                                       309.4            285.8            160.7
                                                                                       ---------        ---------        ---------
   Total Structured Finance Segment                                                      2,871.3          2,691.9          2,203.9
                                                                                       ---------        ---------        ---------
Specialty Finance:
  Consumer                                                                               5,071.8          4,901.8          4,532.5
  Small ticket commercial assets (1)(3)                                                  1,056.3               --               --
  Liquidating portfolio (4)                                                                254.5            298.2            439.1
                                                                                       ---------        ---------        ---------
   Total Specialty Finance Segment                                                       6,382.6          5,200.0          4,971.6
                                                                                       ---------        ---------        ---------
   TOTAL FINANCING AND LEASING PORTFOLIO ASSETS                                         43,453.0         43,784.6         42,757.9
                                                                                       ---------        ---------        ---------
Finance receivables previously securitized and still managed by us:
  Commercial                                                                             8,605.7          9,075.9          7,963.2
  Consumer                                                                               1,502.1          1,582.7          1,878.8
  Consumer liquidating portfolio (4)                                                       432.6            457.7            549.6
                                                                                       ---------        ---------        ---------
   Total                                                                                10,540.4         11,116.3         10,391.6
                                                                                       ---------        ---------        ---------
   TOTAL MANAGED ASSETS                                                                $53,993.4        $54,900.9        $53,149.5
                                                                                       =========        =========        =========


----------
(1) During the first quarter of 2001, we transferred approximately $637.4 million of finance receivables and $658.1 million of operating lease equipment from Equipment Financing to Vendor Technology Finance, $729.7 million of finance receivables and $112.7 million of operating lease equipment from Equipment Financing to Specialty Finance and $315.6 million of finance receivables and $32.5 million of operating lease equipment from Vendor Technology Finance to Specialty Finance.
(2)   Ocean going maritime and project finance receivables.
(3)   Includes $129.9 million of operating lease equipment.
(4)   Recreational boat and wholesale loan receivables.

                                                For the Quarters Ended March 31,
OTHER REVENUE                                         2001          2000
-------------                                        ------        ------
Fees and other income                                $106.6        $121.4
Gains on securitizations                               37.4          19.0
Factoring commissions                                  36.7          38.5
Gains on sales of leasing equipment                    26.0          21.8
Gains on venture capital investments                    4.9          37.5
                                                     ------        ------
                                                     $211.6        $238.2
                                                     ======        ======

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

Selected Data and Ratios

                                                                                                    For the Quarters Ended March 31,
                                                                                                       2001                 2000
                                                                                                    ----------           ----------
Profitability
Net income per diluted share                                                                        $     0.61           $     0.55
Net income per diluted share, excluding goodwill amortization                                       $     0.68           $     0.62
Book value per common share (1)                                                                     $    23.40           $    21.45
Return on average stockholders' equity (1)                                                                10.6%                10.3%
Return on average tangible stockholders' equity(1) (2)                                                    15.6%                15.3%
Return on average stockholders' equity (1) (ex. goodwill amortization)                                    11.9%                11.6%
Return on AEA                                                                                             1.54%                1.48%
Return on AMA(3)                                                                                          1.23%                1.16%
Other
Net finance income as a percentage of AEA                                                                 7.22%                6.74%
Net finance margin as a percentage of AEA                                                                 3.89%                3.58%
Efficiency ratio(4)                                                                                       43.1%                46.0%
Salaries and general operating expenses as a percentage of AMA(3)(4)                                      2.03%                2.15%
Net credit losses as a percentage of average:
  Total finance receivables                                                                               0.80%                0.67%
  Commercial finance receivables                                                                          0.71%                0.55%
  Consumer finance receivables                                                                            1.42%                1.48%
Volume securitized (dollars in millions)                                                            $  1,096.4           $    680.0
Gains on securitizations as a percentage of pretax income                                                 14.5%                 8.2%
Average Balances (dollars in millions)
Average Stockholders' Equity (1)                                                                    $  6,055.6           $  5,597.7
Average Finance Receivables                                                                         $ 33,395.4           $ 31,612.6
Average Earning Assets                                                                              $ 41,635.3           $ 38,968.1
Average Managed Assets                                                                              $ 51,961.8           $ 49,793.2

                                                                                       At March 31,   At December 31,   At March 31,
                                                                                           2001            2000            2000
                                                                                       ------------   ---------------   ------------
Credit Quality
60+ days contractual delinquency as a percentage of
     finance receivables
  Commercial                                                                               3.03%           2.69%           2.65%
  Consumer                                                                                 4.76%           5.03%           4.32%
    Total                                                                                  3.25%           2.98%           2.85%
60+ days managed contractual delinquency as
     a percentage of managed financial assets(5)
  Commercial                                                                               3.52%           3.18%           3.22%
  Consumer                                                                                 3.63%           3.86%           3.26%
    Total                                                                                  3.54%           3.29%           3.23%
Total non-performing assets as a percentage of finance
   receivables(6)                                                                          2.70%           2.47%           2.46%
Total non-performing managed assets as a percentage of managed
   financial assets(5)                                                                     2.90%           2.74%           2.65%
Reserve for credit losses as a percentage of finance receivables                           1.39%           1.40%           1.43%
Capital and Leverage
Tangible stockholders' equity to managed assets (1) (2) (7)                                8.23%           7.82%           7.65%
Debt (net of overnight deposits) to tangible stockholders'
   equity(1) (8)                                                                           8.41x           8.78x           9.04x

----------
(1) For these 2001 calculations, stockholders' equity excludes the impact of accounting changes for derivative financial instruments.
(2)   Tangible stockholders' equity excludes goodwill.
(3) "AMA" or "Average Managed Assets", represents the sum of average earning assets, which are net of credit balances of factoring clients, and the average of commercial and consumer finance receivables previously securitized and still managed by the Company.
(4)   Amortization of goodwill is excluded from these ratios.
(5)   Managed financial assets exclude operating leases and Equity Investments.
(6) Total non-performing assets reflect both commercial and consumer finance receivables on non-accrual status and assets received in satisfaction of loans.
(7) Tangible stockholders' equity (excludes the impact of accounting changes for derivative financial instruments) includes $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company ("Preferred Capital Securities").
(8) Total debt excludes, and stockholders' equity includes $250.0 million of Preferred Capital Securities.